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Exhibit 32.1

Certification Pursuant To
18 U.S.C. Section 1350
As Adopted Pursuant To
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report of Abbott Laboratories (the "Company") on Form 10-K for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Miles D. White, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ MILES D. WHITE Miles D. White Chairman of the Board and Chief Executive Officer February 24, 2004

A signed original of this written statement required by Section 906 has been provided to Abbott Laboratories and will be retained by Abbott Laboratories and furnished to the Securities and Exchange Commission or its staff upon request.

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Certification Pursuant To 18 U.S.C. Section 1350 As Adopted Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002